Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. PRESENTS NEW ANALYSES OF XIAFLEX PEYRONIE’S DISEASE DATA AT UROLOGY MEETING

Four Podium Sessions Highlight New Analyses of Data Evaluating XIAFLEX for the Treatment of Peyronie’s Disease;

CHESTERBROOK, Pa., May 19, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a fully integrated specialty biopharmaceutical company, today announced that new analyses of data were presented from its clinical program and pivotal IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials, the Phase 3 studies that evaluated XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease (PD). These data were presented at the American Urological Association (AUA) Meeting held in Orlando, Florida on May 16-21, 2014.

“XIAFLEX is the first and only FDA-approved treatment for Peyronie’s disease in men with a palpable plaque and a penile curvature deformity of 30 degrees or greater at the start of therapy,” said James Tursi, M.D., Chief Medical Officer of Auxilium. “We believe this may offer patients, their partners and their physicians an important treatment option for this devastating disease.”

Highlights of the information presented include:

•                  75 percent of men with PD treated with XIAFLEX in the IMPRESS pivotal studies had a clinically meaningful improvement in their penile curvature deformity by the end of the trials. These subjects reported an improvement of 25 percent or greater in penile curvature deformity.

•                  Peyronie’s plaque tissue was excised and exposed to XIAFLEX in vitro. XIAFLEX preferentially degraded type I and type III collagen, predominant collagen types in PD plaques, while sparing type IV collagen present within connective tissues that surround arteries, large veins and nerves. There was no detectable effect of XIAFLEX on the structure of blood vessels, nerves, and fibroblasts at any dose evaluated.

•                  An injection simulator using a “smart syringe” was developed to provide clinicians an opportunity to practice the XIAFLEX injection technique. Use of such a model in physician training may increase urologists’ familiarity with the injection technique for XIAFLEX treatment of PD by providing both visual and tactile feedback during simulated injection.

•                  The administration of a second XIAFLEX injection 1, 2 or 3 days after the first injection during Treatment Cycle 1 did not impact the safety or effectiveness of XIAFLEX in the treatment of Peyronie’s curvature deformity evaluated at Week 6. The improvement in curvature deformity and safety measurements were comparable regardless of when the second injection was administered during the first treatment cycle. These data support flexibility in planning XIAFLEX treatment cycles.

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum, or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord in the U.S. and for the treatment of adult men with Peyronie’s disease (PD) with a palpable plaque and penile curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX consists of a combination of two subtypes of collagenase, derived from Clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. The Company now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

IMPORTANT SAFETY INFORMATION

What is XIAFLEX?

XIAFLEX is approved for two uses: Dupuytren’s contracture and Peyronie’s disease.

XIAFLEX is a prescription medicine used to treat adults with Dupuytren’s contracture when a “cord” can be felt.

XIAFLEX is a prescription medicine used to treat adult men with Peyronie’s disease who have a “plaque” that can be felt and a curve in their penis greater than 30 degrees when treatment is started.

It is not known if XIAFLEX is safe and effective in children under the age of 18.

Who should not receive XIAFLEX?

Do not receive XIAFLEX if you:

•                  Have been told by your healthcare provider that the Peyronie’s plaque to be treated involves the “tube” that your urine passes through (urethra).

•                  Have had an allergic reaction to collagenase clostridium histolyticum or any of the ingredients in XIAFLEX, or to any other collagenase product.  See the end of the Medication Guide for a complete list of ingredients in XIAFLEX.

What is the most important information I should know about XIAFLEX for the treatment of Dupuytren’s contracture?

XIAFLEX can cause serious side effects, including:

1.              Tendon rupture or ligament damage.  Receiving an injection of XIAFLEX may cause damage to a tendon or ligament in your hand and cause it to break or weaken.  This could require surgery to fix the damaged tendon or ligament.  Call your healthcare provider right away if you have trouble bending your injected finger (towards the wrist) after the swelling goes down or you have problems using your treated hand after your follow-up visit.

2.              Nerve injury or other serious injury of the hand.  Call your healthcare provider right away if you get numbness, tingling, or increased pain in your treated finger or hand after your injection or after your follow-up visit.

3.              Allergic reactions.  Severe allergic reactions can happen in people who receive XIAFLEX, because it contains foreign proteins.

Call your healthcare provider right away if you have any of these symptoms of an allergic reaction after an injection of XIAFLEX:

•            Hives

•            Swollen face

•            Breathing trouble

•            Chest pain

What is the most important information I should know about XIAFLEX for the treatment of Peyronie’s disease?

XIAFLEX can cause serious side effects, including:

1.              Penile fracture (corporal rupture) or other serious injury to the penis. Receiving an injection of XIAFLEX may cause damage to the tubes in your penis called the corpora.  After treatment with XIAFLEX, one of these tubes may break during an erection.  This is called a corporal rupture or penile fracture. This could require surgery to fix the damaged area.  Damage to your penis might not get better after a corporal rupture.

•            After treatment with XIAFLEX, blood vessels in your penis may also break, causing blood to collect under the skin (hematoma). This could require a procedure to drain the blood from under the skin.

Symptoms of corporal rupture or other serious injury to your penis may include:

•            a popping sound or sensation in an erect penis

•            sudden loss of the ability to maintain an erection

•            pain in your penis

•            purple bruising and swelling of your penis

•            difficulty urinating or blood in the urine

Call your healthcare provider right away if you have any of the symptoms of corporal rupture or serious injury to the penis listed above.

Do not have sex or have any other sexual activity for at least 2 weeks after the second injection of a treatment cycle with XIAFLEX and after any pain and swelling has gone away.

XIAFLEX for the treatment of Peyronie’s disease is only available through a restricted program called the XIAFLEX Risk Evaluation and Mitigation Strategy (REMS) Program.  For more information about the XIAFLEX REMS Program go to www.XIAFLEXREMS.com or call 1-877-942-3539.

2.              Allergic reactions.  Severe allergic reactions can happen in people who receive XIAFLEX, because it contains foreign proteins.

Call your healthcare provider right away if you have any of these symptoms of an allergic reaction after an injection of XIAFLEX:

•            Hives

•            Swollen face

•            Breathing trouble

•            Chest pain

XIAFLEX when used for either Dupuytren’s contracture or Peyronie’s disease can cause serious side effects, including:

•            Increased chance of bleeding.  Bleeding or bruising at the injection site can happen in people who receive XIAFLEX. Talk to your healthcare provider if you have a problem with your blood clotting. XIAFLEX may not be right for you.

The most common side effects with XIAFLEX for the treatment of Dupuytren’s contracture include:

•            Swelling of the injection site or the hand

•            Bruising or bleeding at the injection site

•            Pain or tenderness of the injection site or the hand

•            Swelling of the lymph nodes (glands) in the elbow or armpit (axilla)

•            Itching

•            Breaks in the skin

•            Redness or warmth of the skin

•            Pain in the armpit

The most common side effects with XIAFLEX for the treatment of Peyronie’s disease include:

•            A small collection of blood under the skin at the injection site (hematoma)

•            Swelling at the injection site or along your penis

•            Pain or tenderness at the injection site, along your penis and above your penis

•            Penis bruising

•            Itching of your penis or scrotum (genitals)

•            Painful erection

•            Erection problems (erectile dysfunction)

•            Changes in the color of the skin of your penis

•            Blisters at the injection site

•            Pain with sex

•            A lump at the injection site (nodule)

Tell your healthcare provider if you have any side effect that bothers you or does not go away.

These are not all of the possible side effects with XIAFLEX. For more information, ask your healthcare provider or pharmacist.

Please see the full Prescribing Information and Medication Guide available at www.XIAFLEX.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to: the presentation of safety and efficacy data from XIAFLEX for PD trials; whether XIAFLEX will be an important treatment option for PD; whether a “smart syringe” will help physicians’ familiarity with XIAFLEX for the treatment of PD; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under ‘‘Risk Factors’’ in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated from time to time by Auxilium’s Quarterly Reports on Form 10-Q and, where applicable, Current Reports on Form 8-K. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com